Exhibit 99.1

Republic Bancorp, Inc. Reports a 51% Increase in Year-to-Date Net Income with a 3% Increase in Second Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 21, 2011--Republic Bancorp, Inc. is pleased to report net income of $80.1 million for the first six months of 2011, representing a $27.1 million, or 51%, increase over the first six months of 2010. Return on average assets (“ROA”) and return on average equity (“ROE”) were both industry-strong at 4.40% and 37.48%, respectively, for the first six months of 2011. For the second quarter of 2011, Republic earned $8.7 million, a $266,000 increase over the second quarter of 2010. Diluted Earnings per Class A Common Share increased to $0.41 for the quarter. Return on average assets (“ROA”) and return on average equity (“ROE”) were both solid during the quarter at 1.08% and 7.77%, respectively.

Steve Trager, Republic’s President & CEO, said: “We completed another solid quarter with an increase in net income over the same quarter in 2010, a continued year-over-year improvement in credit quality, and a strong capital base that ranks Republic as one of the best-capitalized financial institutions in the country. As a result of our continued strong performance, we were able to give back, once again, to our shareholders as the Company announced an 8% increase to its quarterly cash dividend payable in July 2011. This marks the eleventh consecutive year we have raised payouts to our shareholders.

“In addition, the Company also continued to give back to the communities it serves. The Republic Bank Foundation (the “Foundation”), a private charitable foundation that recently received a second $5 million contribution from Republic Bank & Trust Company, donated $180,000 to the WHAS Crusade for Children (the “Crusade”), ensuring that the Crusade’s 2011 campaign exceeded 2010. Moreover, the Foundation announced the first winners of its inaugural scholarship program granted to 20 students from the Commonwealth to help them attend the University of Kentucky. We’ve always said what we make here stays here. This means investing in our communities even during uncertain economic times.”

Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company and Republic Bank.

The following chart highlights Republic’s second quarter and year-to-date 2011 financial performance compared to the same period in 2010:

	Three Months Ended		%	Six Months Ended		%
(dollars in thousands, except per share data)	6/30/11	6/30/10	Increase	6/30/11	6/30/10	Increase

Net Income	$8,663	$8,397	3%	$80,075	$53,025	51%
Diluted Earnings per Class A Share	$0.41	$0.40	2%	$3.82	$2.54	50%
ROA	1.08%	1.07%	1%	4.40%	2.80%	57%
ROE	7.77%	9.22%	-16%	37.48%	30.15%	24%

Results of Operations for the Second quarter of 2011 Compared to the Second quarter of 2010

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking increased from $4.0 million during the second quarter of 2010 to $7.4 million during the second quarter of 2011. Net income for the quarter benefited from a lower provision for loan losses as a result of a meaningful year-over-year improvement in the Company’s overall credit quality metrics. In addition, a sale of a portion of the Company’s investment securities bolstered the Core Bank’s non-interest income for the quarter.

Net interest income within the Core Bank was $26.5 million for the second quarter 2011, a decline of $409,000, or 1.5%, from the second quarter of 2010, but an increase of $1.2 million from the first quarter of 2011. The Core Bank’s industry-solid net interest margin of 3.50% for the second quarter of 2011 represented a 17 basis point increase from the first quarter of 2011 and a modest decline of 15 basis points from the second quarter of 2010. As a result of the low interest rate environment and a general lack of demand for portfolio adjustable rate mortgage (“ARM”) products, Republic has continued to seek earning asset opportunities with limited credit risk in order to strengthen the Company’s net interest income. In June, the Company settled on such an opportunity by purchasing $37.5 million of commercial real estate loans at a 13% discount to par. The weighted average maturity of these loans is just under seven years with an expected yield-to-maturity of over 8.0%. Funds to purchase these loans came from excess cash at the Federal Reserve Bank which was earning 0.25%. Although the marketplace for assets that possess an acceptable price point and an acceptable level of credit risk is limited in the view of Company management, Republic will likely continue with this asset acquisition strategy for the foreseeable future.

Within the Core Banking segment, Republic’s percentage of delinquent loans past due 30-days or more as a percentage of total loans at June 30, 2011 declined to 1.28%, a decrease of 44 basis points compared to June 30, 2010, while nonperforming loans as a percentage of total loans declined nearly 43 basis points from June 30, 2010 to 1.28%. In addition, the Core Bank’s annualized net charge-offs as a percentage of average loans was 0.17% for the second quarter of 2011 compared to 0.40% for the second quarter of 2010. This improvement in credit quality contributed to a $4.4 million decline in the Core Bank’s provision for loan losses for the second quarter of 2011 compared to the same period in 2010. “While many negative environmental factors remain, our top-down management approach to dealing with problem assets has continued to pay dividends, as our credit metrics remain among the very best in the industry. Our cautious optimism for the Core Bank’s credit quality continues to grow as our already solid credit metrics improve,” said Trager.

Core Banking non-interest income increased by $1.5 million, or 21%, during the second quarter of 2011 to $8.7 million. The Core Bank shortened the duration of its investment portfolio by selling approximately $133 million of its longer-lived securities, and due to favorable market conditions, recorded a pre-tax investment security gain of $1.9 million during the second quarter of 2011. The gain on sale of securities more than offset a decline of $247,000 in service charges on deposits and a $479,000 decline in mortgage banking income for the quarter.

Tax Refund Solutions (“TRS”)

TRS net income was $1.3 million for the second quarter of 2011, a decrease of $3.1 million from the same quarter in 2010. The decrease in TRS net income versus the second quarter of 2010 was primarily driven by a previously-disclosed non tax-deductible expense of $2.0 million, representing the amount of a Civil Money Penalty (“CMP”) proposed by the FDIC against the Company’s subsidiary, Republic Bank & Trust Company. Republic accrued the expense for the CMP despite its decision to vigorously contest the CMP in an upcoming hearing before an Administrative Law Judge (“ALJ”). This accrued expense will remain a liability of the Company until it receives a final ruling at the conclusion of the adjudicatory process. If the CMP were eliminated or reduced, the Company would record a corresponding credit to income at that time.

In addition to the effect of the CMP, TRS recorded a net credit of $2.0 million to its provision for loan losses during the second quarter of 2010 compared to a net credit of $1.0 million for the second quarter of 2011. The net credit in both periods resulted from better-than-previously-projected paydowns within the Company’s Refund Anticipation Loan (“RAL”) portfolio. The Company was able to estimate its 2011 TRS provision for loan losses with greater precision than its 2010 estimate, in part, because of the 66% strategic reduction in RAL dollar volume from 2010 to 2011.

“The second quarter of the year marks the completion of the tax season for our TRS segment. We are proud of the performance of our tax business during the first six months of 2011. As we work toward the next tax season, TRS will continue to focus its efforts on working with tax preparation offices that reflect Republic’s core values of work-product quality, knowledge and understanding of banking regulations, and the application of those regulations to the various bank products marketed through their offices. In the meantime, we seek to resolve our respectful disagreement with the FDIC through the ALJ process. Our hearing before the ALJ is currently set to begin on February 6, 2012,” said Trager.

CONCLUSION

“Though challenges remain ahead, we believe sound financial management, outstanding client service and unwavering dedication to the communities we serve will carry us through to a successful 2011. Our strong business model and hard work has allowed us to continually maximize both shareholder value and client satisfaction. We are confident that we can continue to do both for many years to come. As we always remind our clients, associates and valued shareholders: ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow®,’” concluded Trager.

Republic Bancorp, Inc. (Republic) has 43 banking centers and is the parent company of Republic Bank & Trust Company and Republic Bank. Republic Bank & Trust Company has 35 banking centers in 13 Kentucky communities - Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.1 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky and Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow®.

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2010 Form 10-K filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Second Quarter 2011 Earnings Release

(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	June 30, 2011	Dec. 31, 2010	June 30, 2010
Assets:
Cash and cash equivalents	$130,262	$786,371	$268,489
Investment securities	633,959	542,694	567,688
Loans held for sale	21,456	15,228	3,309
Loans	2,222,697	2,175,240	2,203,995
Allowance for loan losses	(25,931)	(23,079)	(26,659)
Federal Home Loan Bank stock, at cost	26,153	26,212	26,274
Premises and equipment, net	36,183	37,770	37,560
Goodwill	10,168	10,168	10,168
Other assets and accrued interest receivable	49,623	52,099	49,628
Total assets	$3,104,570	$3,622,703	$3,140,452

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$380,970	$325,375	$355,761
Interest-bearing	1,409,691	1,977,317	1,470,092
Total deposits	1,790,661	2,302,692	1,825,853

Deposits held for sale	35,383	-	-
Securities sold under agreements to repurchase and other short-term borrowings	218,227	319,246	302,054
Federal Home Loan Bank advances	519,799	564,877	565,483
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	53,517	23,272	40,056
Total liabilities	2,658,827	3,251,327	2,774,686

Stockholders' equity	445,743	371,376	365,766
Total liabilities and Stockholders' equity	$3,104,570	$3,622,703	$3,140,452

Average Balance Sheet Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Assets:
Investment securities, including FHLB stock	$652,693	$516,746	$633,679	$495,885
Federal funds sold and other interest-earning deposits	221,695	245,863	537,611	667,677
Loans and fees, including loans held for sale	2,192,819	2,247,410	2,245,854	2,495,786
Total earning assets	3,067,207	3,010,019	3,417,144	3,659,348
Total assets	3,208,936	3,147,246	3,640,771	3,789,124

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$409,391	$382,006	$606,906	$499,843
Interest-bearing deposits	1,454,006	1,444,036	1,671,500	1,929,561
Securities sold under agreements to repurchase and other short-term borrowings	274,074	309,539	295,957	317,207
Federal Home Loan Bank advances	527,669	554,201	544,886	583,129
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,296,989	2,349,016	2,553,583	2,871,137
Stockholders' equity	446,132	364,288	427,334	351,704

Republic Bancorp, Inc. Financial Information Second Quarter 2011 Earnings Release (continued)

Income Statement Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Total interest income (1)	$34,459	$36,887	$127,082	$124,116
Total interest expense	7,630	8,834	16,282	19,191

Net interest income	26,829	28,053	110,800	104,925

Provision for loan losses	(439)	2,980	17,643	19,770

Non interest income:
Service charges on deposit accounts	3,736	3,983	7,160	7,855
Electronic refund check fees	6,584	5,052	87,646	58,220
Net RAL securitization income	19	25	198	220
Mortgage banking income	924	1,403	1,740	2,415
Debit card interchange fee income	1,493	1,312	2,977	2,532
Net gain (loss) on sales, calls and impairment of securities	1,907	(57)	1,628	(126)
Other	705	586	1,331	1,065
Total non interest income	15,368	12,304	102,680	72,181

Non interest expenses:
Salaries and employee benefits	13,250	12,966	30,489	30,344
Occupancy and equipment, net	5,001	5,053	11,298	11,471
Communication and transportation	878	719	3,387	3,188
Marketing and development	868	802	1,772	9,394
FDIC insurance expense	1,165	782	2,800	1,899
Bank franchise tax expense	714	645	2,279	1,790
Data processing	817	598	1,565	1,318
Debit card interchange expense	601	286	1,124	935
Supplies	314	346	1,208	1,378
Other real estate owned expense	378	502	859	803
Charitable contributions	234	296	5,532	5,782
Legal expense	979	740	2,339	740
Accrued FDIC civil money penalty	2,000	-	2,000	-
FHLB advance prepayment penalty	-	-	-	1,531
Other	1,327	910	4,692	5,211
Total non interest expenses	28,526	24,645	71,344	75,784

Income before income tax expense	14,110	12,732	124,493	81,552
Income tax expense	5,447	4,335	44,418	28,527

Net income	$8,663	$8,397	$80,075	$53,025

Republic Bancorp, Inc. Financial Information Second Quarter 2011 Earnings Release (continued)

	As of and for the		As of and for the
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Per Share Data:
Basic average shares outstanding	20,936	20,840	20,937	20,827
Diluted average shares outstanding	20,994	20,958	20,992	20,920

End of period shares outstanding:
Class A Common Stock	18,635	18,546	18,635	18,546
Class B Common Stock	2,300	2,308	2,300	2,308

Book value per share	$21.29	$17.54	$21.29	$17.54
Tangible book value per share (5)	20.46	16.65	20.46	16.65

Earnings per share:
Basic earnings per Class A Common Stock	0.42	0.40	3.83	2.55
Basic earnings per Class B Common Stock	0.40	0.39	3.80	2.52
Diluted earnings per Class A Common Stock	0.41	0.40	3.82	2.54
Diluted earnings per Class B Common Stock	0.40	0.39	3.79	2.51

Cash dividends declared per share:
Class A Common Stock	0.154	0.143	0.297	0.275
Class B Common Stock	0.140	0.130	0.270	0.250

Performance Ratios:
Return on average assets	1.08%	1.07%	4.40%	2.80%
Return on average equity	7.77	9.22	37.48	30.15
Efficiency ratio (2)	71	61	33	43

Yield on average earning assets	4.49	4.90	7.44	6.78
Cost of interest-bearing liabilities	1.33	1.50	1.28	1.34
Net interest spread	3.16	3.40	6.16	5.44
Net interest margin	3.50	3.73	6.48	5.73

Asset Quality Ratios:
Loans on non-accrual status	$28,499	$37,669	$28,499	$37,669
Loans past due 90 days or more and still on accrual	-	-	-	-
Total non-performing loans	28,499	37,669	28,499	37,669
Other real estate owned	12,012	6,359	12,012	6,359
Total non-performing assets	$40,511	$44,028	$40,511	$44,028

Non-performing loans to total loans	1.28%	1.71%	1.28%	1.71%
Non-performing loans to total loans - Traditional Banking	1.28	1.71	1.28	1.71
Non-performing assets to total loans (including OREO)	1.81	1.99	1.81	1.99
Allowance for loan losses to total loans	1.17	1.21	1.17	1.21
Allowance for loan losses to total loans - Traditional Banking	1.17	1.21	1.17	1.21
Allowance for loan losses to non-performing loans	91	71	91	71
Net loan charge-offs to average loans (annualized)	0.51	0.35	1.32	1.28
Net loan charge-offs to average loans-Traditional Banking (annualized)	0.17	0.40	0.19	0.35
Delinquent loans to total loans (3)	1.28	1.72	1.28	1.72
Delinquent loans to total loans - Traditional Banking (3)	1.28	1.72	1.28	1.72

Other Information:
End of period full-time equivalent employees	733	740	733	740
Number of banking centers	43	44	43	44

Republic Bancorp, Inc. Financial Information Second Quarter 2011 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Assets:
Cash and cash equivalents	$130,262	$472,315	$786,371	$171,024	$268,489
Investment securities	633,959	645,636	542,694	600,834	567,688
Loans held for sale	21,456	1,381	15,228	5,783	3,309
Loans	2,222,697	2,178,886	2,175,240	2,157,330	2,203,995
Allowance for loan losses	(25,931)	(29,144)	(23,079)	(24,566)	(26,659)
Federal Home Loan Bank stock, at cost	26,153	26,213	26,212	26,274	26,274
Premises and Equipment, net	36,183	36,734	37,770	38,171	37,560
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	49,623	53,555	52,099	50,751	49,628
Total assets	$3,104,570	$3,395,744	$3,622,703	$3,035,769	$3,140,452

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$380,970	$561,095	$325,375	$328,083	$355,761
Interest-bearing	1,409,691	1,463,616	1,977,317	1,409,019	1,470,092
Total deposits	1,790,661	2,024,711	2,302,692	1,737,102	1,825,853

Deposits held for sale	35,383	-	-	-	-
Securities sold under agreements to repurchase and other short-term borrowings	218,227	259,722	319,246	286,510	302,054
Federal Home Loan Bank advances	519,799	554,837	564,877	565,424	565,483
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	53,517	74,799	23,272	34,668	40,056
Total liabilities	2,658,827	2,955,309	3,251,327	2,664,944	2,774,686

Stockholders' equity	445,743	440,435	371,376	370,825	365,766
Total liabilities and Stockholders' equity	$3,104,570	$3,395,744	$3,622,703	$3,035,769	$3,140,452

Average Balance Sheet Data
	Quarterly Comparison
	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Assets:
Investment securities, including FHLB stock	$652,693	$614,454	$627,434	$623,758	$516,746
Federal funds sold and other interest-earning deposits	221,695	856,579	335,593	229,125	245,863
Loans and fees, including loans held for sale	2,192,819	2,299,479	2,188,937	2,180,565	2,247,410
Total earning assets	3,067,207	3,770,512	3,151,964	3,033,448	3,010,019
Total assets	3,208,936	4,077,318	3,283,198	3,163,734	3,147,246

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$409,391	$806,532	$341,556	$345,970	$382,006
Interest-bearing deposits	1,454,006	1,890,993	1,579,281	1,471,806	1,444,036
Securities sold under agreements to repurchase and other short-term borrowings	274,074	318,083	352,890	333,299	309,539
Federal Home Loan Bank advances	527,669	562,294	565,314	565,445	554,201
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,296,989	2,812,610	2,538,725	2,411,790	2,349,016
Stockholders' equity	446,132	408,328	372,222	369,279	364,288

Republic Bancorp, Inc. Financial Information Second Quarter 2011 Earnings Release (continued)

Income Statement Data
	Three Months Ended
	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010

Total interest income (4)	$34,459	$92,623	$34,087	$35,270	$36,887
Total interest expense	7,630	8,652	8,652	8,818	8,834
Net interest income	26,829	83,971	25,435	26,452	28,053

Provision for loan losses	(439)	18,082	1,748	(1,804)	2,980

Non interest income:
Service charges on deposit accounts	3,736	3,424	3,860	3,847	3,983
Electronic refund check fees	6,584	81,062	276	293	5,052
Net RAL securitization income	19	179	37	8	25
Mortgage banking income	924	816	1,703	1,679	1,403
Debit card interchange fee income	1,493	1,484	1,322	1,213	1,312
Net gain (loss) on sales, calls and impairment of securities	1,907	(279)	(95)	-	(57)
Other	705	626	551	783	586
Total non interest income	15,368	87,312	7,654	7,823	12,304

Non interest expenses:
Salaries and employee benefits	13,250	17,239	11,503	13,399	12,966
Occupancy and equipment, net	5,001	6,297	5,373	5,114	5,053
Communication and transportation	878	2,509	1,343	887	719
Marketing and development	868	904	697	722	802
FDIC insurance expense	1,165	1,635	670	586	782
Bank franchise tax expense	714	1,565	755	642	645
Data processing	817	748	719	660	598
Debit card interchange expense	601	523	507	299	286
Supplies	314	894	762	219	346
Other real estate owned expense	378	481	464	562	502
Charitable contributions	234	5,298	168	282	296
Legal expense	979	1,360	727	365	740
Accrued FDIC civil money penalty	2,000	-	-	-	-
FHLB advance prepayment penalty	-	-	-	-	-
Other	1,327	3,365	1,729	1,385	910
Total non interest expenses	28,526	42,818	25,417	25,122	24,645

Income before income tax expense	14,110	110,383	5,924	10,957	12,732
Income tax expense	5,447	38,971	1,506	3,647	4,335

Net income	$8,663	$71,412	$4,418	$7,310	$8,397

Republic Bancorp, Inc. Financial Information Second Quarter 2011 Earnings Release (continued)

	As of and for the Three Months Ended
	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
Per Share Data:
Basic average shares outstanding	20,936	20,938	20,935	20,917	20,840
Diluted average shares outstanding	20,994	20,991	21,001	20,988	20,958

End of period shares outstanding:
Class A Common Stock	18,635	18,633	18,628	18,627	18,546
Class B Common Stock	2,300	2,304	2,307	2,308	2,308

Book value per share	$21.29	$21.04	$17.74	$17.71	$17.54
Tangible book value per share (5)	20.46	20.18	16.88	16.84	16.65

Earnings per share:
Basic earnings per Class A Common Stock	0.42	3.41	0.21	0.35	0.40
Basic earnings per Class B Common Stock	0.40	3.40	0.20	0.34	0.39
Diluted earnings per Class A Common Stock	0.41	3.40	0.21	0.35	0.40
Diluted earnings per Class B Common Stock	0.40	3.39	0.20	0.34	0.39

Cash dividends declared per share:
Class A Common Stock	0.154	0.143	0.143	0.143	0.143
Class B Common Stock	0.140	0.130	0.130	0.130	0.130

Performance Ratios:
Return on average assets	1.08%	7.01%	0.54%	0.92%	1.07%
Return on average equity	7.77	69.96	4.80	7.92	9.22
Efficiency ratio (2)	71	25	77	73	61

Yield on average earning assets	4.49	9.83	4.33	4.65	4.90
Cost of interest-bearing liabilities	1.33	1.23	1.36	1.46	1.50
Net interest spread	3.16	8.60	2.97	3.19	3.40
Net interest margin	3.50	8.91	3.23	3.49	3.73

Asset Quality Data:
Loans on non-accrual status	$28,499	$26,668	$28,317	$36,358	$37,669
Loans past due 90 days or more and still on accrual	-	-	-	-	-
Total non-performing loans	28,499	26,668	28,317	36,358	37,669
Other real estate owned	12,012	14,761	11,969	6,203	6,359
Total non-performing assets	$40,511	$41,429	$40,286	$42,561	$44,028

Non-performing loans to total loans	1.28%	1.22%	1.30%	1.69%	1.71%
Non-performing loans to total loans - Traditional Banking	1.28	1.23	1.30	1.69	1.71
Non-performing assets to total loans (including OREO)	1.81	1.89	1.84	1.97	1.99
Allowance for loan losses to total loans	1.17	1.34	1.06	1.14	1.21
Allowance for loan losses to total loans - Traditional Banking	1.17	1.21	1.06	1.14	1.21
Allowance for loan losses to non-performing loans	91	109	82	68	71
Net loan charge-offs to average loans (annualized)	0.51	2.09	0.59	0.05	0.35
Net loan charge-offs to average loans-Trad. Banking (annualized)	0.17	0.21	0.65	0.70	0.40
Delinquent loans to total loans (3)	1.28	1.04	1.24	1.69	1.72
Delinquent loans to total loans - Traditional Banking (3)	1.28	1.04	1.24	1.69	1.72

Other Information:
End of period full-time equivalent employees	733	758	744	738	740
Number of banking centers	43	43	43	44	44

Republic Bancorp, Inc. Financial Information
Second Quarter 2011 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished among Traditional Banking, Mortgage Banking and Tax Refund Solutions (“TRS”). They are also distinguished by the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar. Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; RAL fees and ERC/ERD fees provide the majority of the revenue from TRS. All Company operations are domestic.

Segment information for the three and six months ended June 30, 2011 and 2010 follows:

Republic Bancorp, Inc. Financial Information Second Quarter 2011 Earnings Release (continued)

	Three Months Ended June 30, 2011

(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$26,393	$367	$69	$26,829

Provision for loan losses	585	(1,024)	-	(439)

Electronic refund check fees	-	6,584	-	6,584
Net RAL securitization income	-	19	-	19
Mortgage banking income	-	-	924	924
Net loss on sales, calls and impairment of securities	1,907	-	-	1,907
Other non interest income	5,893	18	23	5,934
Total non interest income	7,800	6,621	947	15,368

Total non interest expenses	22,679	4,900	947	28,526

Gross operating profit	10,929	3,112	69	14,110
Income tax expense	3,612	1,811	24	5,447
Net income	$7,317	$1,301	$45	$8,663

Segment end of period assets	$3,067,290	$22,585	$14,695	$3,104,570

Net interest margin	3.50%	NM	NM	3.50%

	Three Months Ended June 30, 2010

(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$26,762	$1,182	$109	$28,053

Provision for loan losses	4,999	(2,019)	-	2,980

Electronic refund check fees	-	5,052	-	5,052
Net RAL securitization income	-	25	-	25
Mortgage banking income	-	-	1,403	1,403
Net loss on sales, calls and impairment of securities	(57)	-	-	(57)
Other non interest income	5,856	2	23	5,881
Total non interest income	5,799	5,079	1,426	12,304

Total non interest expenses	22,481	1,492	672	24,645

Gross operating profit	5,081	6,788	863	12,732
Income tax expense	1,627	2,406	302	4,335
Net income	$3,454	$4,382	$561	$8,397

Segment end of period assets	$3,103,946	$24,771	$11,735	$3,140,452

Net interest margin	3.65%	NM	NM	3.73%

Republic Bancorp, Inc. Financial Information Second Quarter 2011 Earnings Release (continued)

	Six Months Ended June 30, 2011

(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$51,521	$59,088	$191	$110,800

Provision for loan losses	4,907	12,736	-	17,643

Electronic refund check fees	-	87,646	-	87,646
Net RAL securitization income	-	198	-	198
Mortgage banking income	-	-	1,740	1,740
Net loss on sales, calls and impairment of securities	1,628	-	-	1,628
Other non interest income	11,296	147	25	11,468
Total non interest income	12,924	87,991	1,765	102,680

Total non interest expenses	45,775	23,519	2,050	71,344

Gross operating profit / (loss)	13,763	110,824	(94)	124,493
Income tax expense / (benefit)	3,970	40,481	(33)	44,418
Net income	$9,793	$70,343	$(61)	$80,075

Segment end of period assets	$3,067,290	$22,585	$14,695	$3,104,570

Net interest margin	3.42%	NM	NM	6.48%

	Six Months Ended June 30, 2010

(dollars in thousands)	Traditional Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$54,023	$50,716	$186	$104,925

Provision for loan losses	7,776	11,994	-	19,770

Electronic refund check fees	-	58,220	-	58,220
Net RAL securitization income	-	220	-	220
Mortgage banking income	-	-	2,415	2,415
Net loss on sales, calls and impairment of securities	(126)	-	-	(126)
Other non interest income	11,419	10	23	11,452
Total non interest income	11,293	58,450	2,438	72,181

Total non interest expenses	48,290	25,994	1,500	75,784

Gross operating profit	9,250	71,178	1,124	81,552
Income tax expense	2,567	25,567	393	28,527
Net income	$6,683	$45,611	$731	$53,025

Segment end of period assets	$3,103,946	$24,771	$11,735	$3,140,452

Net interest margin	3.70%	NM	NM	5.73%

Republic Bancorp, Inc. Financial Information
Second Quarter 2011 Earnings Release (continued)

_____________________________________

(1) – The amount of loan fee income included in total interest income was $1.1 million and $2.1 million for the quarters ended June 30, 2011 and 2010. The amount of loan fee income included in total interest income was $60.4 million and $53.3 million for the six months ended June 30, 2011 and 2010.

(2) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

(3) – Equals total loans over 30 days past due divided by total loans.

(4) – The amount of loan fee income included in total interest income per quarter was as follows: $1.1 million (quarter ended June 30, 2011), $59.3 million (quarter ended March 31, 2011), $726,000 (quarter ended December 31, 2010), $924,000 (quarter ended September 30, 2010), and $2.1 million (quarter ended June 30, 2010).

(5) – Represents total equity less goodwill, core deposit intangible asset, and mortgage servicing rights asset divided by total shares outstanding.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer